Exhibit 10.1

TWO HARBORS INVESTMENT CORP.
2021 EQUITY INCENTIVE PLAN

PERFORMANCE SHARE UNIT AGREEMENT
This PERFORMANCE SHARE UNIT AGREEMENT (this “Agreement”) is made and entered into by and between Two Harbors Investment Corp., a Maryland corporation (the “Company”), and _________ (the “Grantee”), as of the _____ day of ______, 20____ (the “Grant Date”).
WHEREAS, the Company maintains the Two Harbors Investment Corp. 2021 Equity Incentive Plan, as may be amended from time to time (the “Plan”);
WHEREAS, the Grantee is an employee of the Company;
WHEREAS, in accordance with the Plan, the Committee has determined that it is in the best interests of the Company and its stockholders to grant the award of Performance Share Units to the Grantee, subject to the terms and conditions set forth below; and
WHEREAS, any capitalized terms not otherwise defined in this Agreement shall have the meaning set forth in the Plan.
NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:
1.Grant of Performance Share Units.
(a)Pursuant to Section 4(c) of the Plan, the Company hereby grants to the Grantee on the Grant Date an award consisting of ________ Performance Share Units (the “Target Award”). Each Performance Share Unit (“PSU”) represents the right to receive one share of Common Stock, subject to the terms and conditions set forth in this Agreement and the Plan. The Plan is incorporated herein by reference as though set forth herein in its entirety. To the extent such terms or conditions conflict with any provision of the Plan, the terms and conditions set forth in the Plan shall govern.
(b)For purposes of this Agreement, the term “Performance Period” shall be the period commencing on ________ and ending on ________.
(c)The PSUs shall be credited to a separate account maintained for the Grantee on the books and records of the Company (the “Account”). All amounts credited to the Account shall continue for all purposes to be part of the general assets of the Company.
(d)The grant of the PSUs is made in consideration of the services to be rendered by the Grantee to the Company.
2.Performance Goals.
(a)Subject to the terms of this Agreement, the number of PSUs earned by the Grantee for the Performance Period will be determined at the end of the Performance Period based on the level of achievement of the Performance Goals set forth in Exhibit A. All determinations of whether the Performance Goals have been achieved, the number of PSUs earned by the Grantee, and all other matters related to this Section 2 shall be made by the Committee in its sole discretion.
(b)Promptly following the completion of the Performance Period (the “Certification Date”), the Committee will review and certify, in writing, (i) whether, and to what extent, the Performance Goals for the Performance Period have been achieved, and (ii) the number of PSUs that the Grantee has earned, if any, subject to compliance with the requirements of Section 3. Such certification shall be final, conclusive and binding on the Grantee, and on all other interested persons, to the maximum extent permitted by law.
3.Vesting, Restrictions and Conditions.
The PSUs awarded pursuant to this Agreement and the Plan shall be subject to forfeiture until they vest, in accordance with the following restrictions and conditions:
(a)Vesting of PSUs. Except as otherwise stated herein, provided that the Grantee is continuously employed by the Company or any of its subsidiaries (or any of their successors) through the first trading day following the last day of the Performance Period, the PSUs will vest subject to the certification by the Committee in accordance with Section 2(b). The number of PSUs that vest and become payable under this Agreement shall be determined by the Committee based on the level of achievement of the Performance Goals set forth in Exhibit A and shall be rounded up to the nearest whole PSU (no partial units shall be vested).
(b)Termination of Service. Except as otherwise provided in this Agreement, if the Grantee has a Termination of Service on or before the last day of the Performance Period, the following shall apply:
(i)     if the Termination of Service is by the Company for Cause or by the Grantee for any reason (other than his or her death, Disability, Retirement, or for Good Reason), then any PSUs that have not vested as of the date of such Termination of Service shall thereupon, and with no further action, be forfeited by the Grantee and Grantee shall have no further rights or entitlement with respect to such PSUs;
(ii)     if the Termination of Service is by the Company without Cause or by the Grantee for Good Reason, then the Grantee shall be entitled to vest, on the last day of the Performance Period, in a pro rata portion of the number of PSUs the Grantee would have received based on the level of achievement of the Performance Goals for the Performance Period, calculated by multiplying the number of PSUs the Grantee would have received if Grantee had remained employed through the end of the Performance Period by a fraction, the numerator of which equals the number of days that the Grantee was employed during the Performance Period and the denominator of which equals the total number of days in the Performance Period.
(c)Death or Disability. If during the Performance Period the Grantee incurs a Termination of Service due to the Grantee’s death or Disability, then the Grantee will fully vest on such date in a number of PSUs equal to the Target Award for such Performance Period (without regard to the Performance Goals).

(d)Retirement. If during the Performance Period the Grantee incurs a Termination of Service on account of the Grantee’s Retirement, all of the outstanding PSUs will continue to vest in accordance with Section 3(a) subject to achievement of the Performance Goals as if Grantee remained in service to the Company through the end of the Performance Period.
(e)Change of Control. If, during the Performance Period, a Change of Control occurs, then the following shall apply to this Grant of PSUs:
    (i)    If, at the consummation of the Change of Control, the Resulting Entity has not assumed this Agreement and the outstanding PSUs, then the Grantee will be deemed to have fully vested immediately preceding the Change of Control in a number of PSUs equal to the Target Award for such Performance Period (without regard to the Performance Goals), or, if greater, the number of PSUs the Grantee would receive if measurement of the Performance Goals were determined as if the date of the Change of Control was the last day of the Performance Period;
(ii)    If the Resulting Entity has assumed this Agreement and the outstanding PSUs:
(A)Grantee will be deemed to have earned the number of PSUs equal to the Target Award for such Performance Period (without regard to the Performance Goals), or, if greater, the number of PSUs the Grantee would receive if the Performance Goals were determined as if the date of the Change of Control was the last day of the Performance Period (the “Assumed PSUs), with such Assumed PSUs to remain outstanding and subject to forfeiture for the duration of the Performance Period and, if not sooner vested pursuant to Sections 3(b)(ii), 3(c), or (d), upon the last day of the Performance Period, the Assumed PSUs will vest;
(B)If, during the twenty-four (24) month period following the Change of Control the Grantee incurs a Termination of Service without Cause, or due to death or Disability, or by the Grantee for Good Reason, then the Assumed PSUs will fully vest on such date;
(iii)    For purposes of this Agreement, the “Resulting Entity” in the event of a Change of Control shall mean (A) the Company, in the event of a Change of Control as defined in Section 15(j)(i) or (ii) of the Plan; (B) the entity (which may or may not be the Company) that is the continuing entity in the event of a merger or consolidation, in the event of a Change of Control as defined in Section 15(j)(iii)(A) of the Plan; or (C) the acquirer of the Company’s assets, in the event of a Change of Control as defined in Section 15(j)(iii)(B) of the Plan.
(f)Restrictions and Conditions.
(i)    Grantee shall forfeit such PSUs (or shares of Common Stock issued upon vesting thereof) as are required to be forfeited under (A) Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the related rules of the Securities and Exchange Commission or the applicable listing exchange or (B) such clawback or recoupment policy as the Board or Committee may adopt (the “Compensation Recovery Policy”). The Company hereby incorporates into this Agreement the terms of the Compensation Recovery Policy; and
(ii)    Subject to the provisions of the Plan and this Agreement, during the Vesting Period, the Grantee shall not be permitted voluntarily or involuntarily to sell, transfer, pledge, alienate, encumber or assign the PSUs or any shares of Common Stock that would be issuable upon the vesting thereof, and no other party shall have the right to attach, garnish or otherwise claim an ownership interest in such PSUs or shares of Common Stock; any such attempt in contravention of this Section 3(f)(ii) shall be void and of no effect.
(g)Good Reason. For purposes of this Agreement, “Good Reason” shall mean “good reason” (or a similar term) as defined in a Grantee’s employment agreement or, if no employment agreement exists or if such agreement does not define “good reason” (or a similar term), the occurrence of any of the following events without the Grantee’s written consent:
(i)     material diminution or reduction of the Grantee’s authority, duties or responsibilities, subject to the following conditions:
(A) such material diminution or reduction is not the result of Grantee’s unsatisfactory performance as determined in the sole discretion of the Company, Board, or Committee; and
(B) neither a Grantee’s change of title, nor a change in the person or entity to whom a Grantee reports, shall constitute a material diminution or reduction of the Grantee’s authority, duties or responsibilities;
(ii)     the Company’s relocation of the Grantee’s principal work location to a location that is more than fifty (50) miles from the Grantee’s then current principal work location;
(iii)     material reduction of the Grantee’s base salary or the Grantee’s target incentive compensation opportunity, exclusive of any across the board reduction similarly affecting all or substantially all similarly-situated employees; or
(iv)     material breach by the Company of any written employment agreement between the Grantee and the Company.
(v)    Notwithstanding the foregoing, no Termination of Service by the Grantee shall constitute Good Reason unless:
(A)    the Grantee has given written notice of the proposed termination due to Good Reason to the Company, and provides the Company with reasonable details of the circumstances giving rise to the Good Reason event, not later than ninety (90) days following the initial occurrence of such event;

(B)     the Company fails to cure the Good Reason event within thirty (30) days of receiving written notice from the Grantee; and
(C) the Grantee terminates his or her employment within thirty (30) days after the conclusion of the cure period.
4.Dividend Equivalent Rights; Other Rights.
(a)Dividend Equivalent Rights. Each PSU shall also have Dividend Equivalent Rights (DERs). If, during the Performance Period, the Board declares a cash dividend or other distribution payable to the holders of Common Stock generally, the Company will increase the number of PSUs hereunder (i.e., by increasing the Target Award) by the number of shares that represent an amount equal to the per share cash dividend (or per share cash value of any such other distribution) paid by the Company on its shares of Common Stock (rounded down to the nearest whole number) multiplied by the number of Target Award PSUs (which shall include any unvested PSUs previously credited to the Grantee’s account as a result of any preceding DERs) held by the Grantee as of the related dividend payment record date. Any such additional PSUs awarded by virtue of DERs shall be subject to the same vesting, forfeiture, payment, termination and other terms, conditions and restrictions under this Agreement as the original Target Award PSUs to which they relate. No additional PSUs under this Section 4(a) shall be credited with respect to any PSUs which, as of the record date for such dividend or distribution, have been vested and settled or have been forfeited.
(b)No Rights as Shareholder. Grantee shall not have any rights of a shareholder with respect to the shares of Common Stock underlying the PSUs, including no right to vote such shares of Common Stock, unless and until the PSUs vest and are settled by the issuance of shares of Common Stock in the name of the Grantee.
5.Settlement of Performance Share Units.
(a)Promptly following the date on which any PSUs vest pursuant to Section 3 hereof (but in no event later than March 15th of the year following the year in which the PSUs vest), the Company shall (i) issue and deliver to the Grantee the number of shares of Common Stock equal to the number of PSUs earned and (ii) cause the name of the Grantee to be entered into the name of the books of the Company as the shareholder of record with respect to the shares of Common Stock delivered to Grantee.
(b)To the extent that Grantee does not vest in any PSUs awarded pursuant to this Agreement, all interest in such PSUs shall be forfeited, and the Grantee shall have no right or interest in any PSUs that are forfeited.
6.Tax Liability and Withholding.
(a)The Grantee shall be required to pay to the Company, and the Company shall be entitled to deduct from any payments or compensation paid to the Grantee, the amount of any required withholding taxes in respect of the PSUs or any DER payable in relation thereto and take all such other action as it determines necessary to satisfy all obligations for the payment of such withholding taxes or otherwise required by law. The Company has the right (but not the obligation) to satisfy the payment of income, employment, social insurance, payroll tax, fringe benefit tax, payment on account or other tax-related items related to the Grantee’s participation in the Plan and legally applicable to the Grantee (“Tax-Related Items”) by (i) withholding from proceeds of the sale of shares of Common Stock acquired upon the settlement of the PSUs and DERs through a sale arranged by the Company (on the Grantee’s behalf pursuant to this authorization without further consent), (ii) requiring the Grantee to pay cash, (iii) withholding from any wages or other cash compensation payable to the Grantee by the Company, and/or (iv) reducing the number of shares of Common Stock otherwise deliverable to the Grantee.
(b)Notwithstanding any action the Company takes with respect to any Tax-Related Items, the ultimate liability for all Tax-Related Items is and remains the Grantee’s responsibility and the Company (i) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant, vesting or settlement of the PSUs or the subsequent issuance or sale of any shares of Common Stock; and (iii) does not commit to structure the PSUs to reduce or eliminate the Grantee’s liability for Tax-Related Items.
7.Restrictive Covenants.
(a)Because of the Company’s legitimate business interests and in consideration of the good and valuable consideration offered in granting the PSUs to Grantee, during the term of Grantee’s employment with the Company and for the Restricted Period (defined below), the Grantee agrees and covenants not to:
(i)     directly or indirectly, (A) solicit, recruit or encourage (or attempt to solicit, recruit or encourage), or assist others in soliciting, recruiting or encouraging, any Company employees or former employees with whom Grantee worked, had business contact, or about whom Grantee gained non-public or Confidential Information (“Employees or Former Employees”) ”); (B) contact or communicate with Employees or Former Employees for the purpose of inducing, assisting, encouraging, and/or facilitating them to terminate their employment with the Company or find employment or work with another person or entity; (C) provide or pass along to any person or entity the name, contact, and/or background information about any Employees or Former Employees or provide references or any other information about them; (D) provide or pass along to Employees or Former Employees any information regarding potential jobs or entities or persons for which to work, including but not limited to job openings, job postings, or the names or contact information of individuals or companies hiring people or accepting job applications; and/or (E) offer employment or work to any Employees or Former Employees. For purposes of this covenant, “Former Employees” shall refer to employees who are not employed by the Company at the time of the attempted recruiting or hiring, but were employed by, or working for the Company in the three (3) months prior to the time of the attempted recruiting or hiring and/or interference;
(ii)     directly or indirectly, interfere with the Company’s relationships with its vendors or suppliers in any way that would impair the Company’s relationship with such vendors or suppliers, including by reducing, diminishing or otherwise restricting the flow of supplies, services or goods from the vendors or suppliers to the Company.

(iii)     directly or indirectly, , and in connection with a Competitive Business, (A) solicit or refer (or attempt to solicit or refer) any Customer to a Competitor; and/or (B) induce or encourage (or attempt to induce or encourage) any Customer to terminate a relationship with the Company or otherwise to cease accepting services or products from the Company..
(b)If the Grantee breaches any of the restrictive covenants set forth in Section 7(a):
(i)     all unvested Equity Awards (as defined below) made to Grantee pursuant to the Plan shall be immediately forfeited;
(ii)     the Grantee shall be required to disgorge to the Company any shares of Common Stock issued to Grantee upon the vesting and settlement of any Equity Awards, or the proceeds of any sales of such shares of Common Stock issued to Grantee upon the vesting and settlement of such Equity Awards, which occurred during the Restricted Period; and
(iii)     the Grantee hereby consents and agrees that the Company shall be entitled to seek, in addition to other available remedies, a temporary or permanent injunction or other equitable relief against such breach or threatened breach from any court of competent jurisdiction, without the necessity of showing any actual damages or that money damages would not afford an adequate remedy, and without the necessity of posting any bond or other security. The aforementioned equitable relief shall be in addition to, not in lieu of, legal remedies, money damages or other available forms of relief.

(c)The prohibitions in Section 7(a) do not, in any way, restrict or impede the Grantee from:
(i)Purchasing or owning less than five percent (5%) of the publicly traded securities of any corporation (even if such corporation is engaged in a Competitive Business), provided that such ownership represents a passive investment and that the Grantee is not a controlling person or, or a member of a group that controls, such corporation; or
(ii)Exercising protected rights to the extent that such rights cannot be waived by this Agreement or from complying with any applicable law or regulation or a valid order of a court of competent jurisdiction or an authorized government agency, provided that such compliance does not exceed that required by the law, regulation or order (and, in such event, Grantee shall promptly provide written notice of any such order to the Company’s General Counsel).
(d)For the purposes of Section 7, the following terms have the meanings ascribed to them below:
(i)“Restricted Period” shall mean the period beginning on the date of Grantee’s Termination of Service and ending ________ months1 thereafter;
1 “Restricted Period” will correspond to the recipient’s severance period under the Severance Benefits Plan.

(ii)“Business” means any activities, products, processes, systems or services (in existence or under development) of the Company during the twenty-four (24) months prior to the Grantee’s Termination of Service. Specifically, the term “Business” includes a residential mortgage real estate trust that focuses on investing in, financing and managing agency residential mortgage-backed securities (Agency RMBS), mortgage servicing rights (MSR), and similar mortgage-related investments and other financial assets. The “Business” also includes the operation of residential mortgage loan servicing and originations businesses.
(iii)“Competitive Business” means any product, process, system, service, or investment strategy (in existence or under development) of any person or organization other than the Company that is the same as, similar to, or competes with the Business and upon which Grantee worked or had responsibilities at the Company during the twenty-four (24) months preceding Grantee’s Termination of Service;;
(iv)“Company Employee” shall mean any individual who is currently employed by the Company or any of its subsidiaries or was employed by the Company or any of its subsidiaries within the ninety (90) day period prior to the time of such solicitation or inducement contemplated by Section 7(a)(ii);
(v)“Competitor” means Grantee or any other person or organization engaged in or about to become engaged in a Competitive Business;
(vi)“Customer” means (A) any person(s) or entity(ies) to whom or which, within twenty-four (24) months prior to the Grantee’s Termination of Service, Grantee, directly or indirectly: (1) provided products or services in connection with the Business; or (2) provided written proposals about products or services in connection with the Business; or (B) any mortgage loan borrower whose mortgage loan (1) is or has been within twenty-four (24) months prior to the Grantee’s Termination of Service serviced by the Company or for which the Company owned the MSR, (2) the application for which is, as of the Grantee’s Termination of Service, in process of being underwritten, or (3) was originated by the Company within the twenty-four (24) months prior to the Grantee’s Termination of Service; and
(vii)“Equity Awards” shall mean any equity award (whether in the form of PSUs, restricted stock units, restricted shares or other form of equity) granted to the Grantee under any Company equity incentive plan, including the Second Restated 2009 Equity Incentive Plan, the 2021 Equity Incentive Plan or any other similar plan approved by the Board or Committee in the future.
8.Miscellaneous.
(a)Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF MARYLAND, WITHOUT REGARD TO ANY PRINCIPLES OF CONFLICT OF LAWS WHICH COULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF MARYLAND.
(b)Captions. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.

(c)Amendments. This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives.
(d)Severability. The invalidity or unenforceability of any provision of this Agreement or the Plan shall not affect the validity or enforceability of any other provision of this Agreement, and each provision of the Agreement and the Plan shall be severable and enforceable to the extent permitted by law.
(e)Interpretation and Administration. The Committee may make such rules and regulations and establish such procedures for the administration of this Agreement as it deems appropriate. Without limiting the generality of the foregoing, the Committee may interpret the Plan and this Agreement, with such interpretations to be conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law, provided that the Committee’s interpretation shall not be entitled to deference on and after a Change of Control except to the extent that such interpretations are made exclusively by members of the Committee who are individuals who served as Committee members before the Change of Control and take any other actions and make any other determinations or decisions that it deems necessary or appropriate in connection with the Plan, this Agreement or the administration or interpretation thereof. In the event of any dispute or disagreement as to interpretation of the Plan or this Agreement or of any rule, regulation or procedure, or as to any question, right or obligation arising from or related to the Plan or this Agreement, the decision of the Committee, except as provided above, shall be final and binding upon all persons.
(f)Notices. All notices hereunder shall be in writing and, if to the Company or the Committee, shall be delivered to the Board or mailed to its principal office, addressed to the attention of the Board; and if to the Grantee, shall be delivered personally, sent by facsimile transmission, or mailed to the Grantee at the address appearing in the records of the Company. Such addresses may be changed at any time by written notice to the other party given in accordance with this Section 8(f). Notices may also be given electronically pursuant to such rules and procedures as the Committee may adopt for electronic notice.
(g)No Waiver. The failure of the Grantee or the Company to insist upon strict compliance with any provision of this Agreement, or to assert any right the Grantee or the Company, respectively, may have under this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.
(h)No Right of Employment. Nothing in this Agreement shall confer on the Grantee any right to continue in the employ or other service of the Company or its Subsidiaries or interfere in any way with the right of the Company or its Subsidiaries and its stockholders to terminate the Grantee’s employment or other service at any time.
(i)Unsecured Obligation. The obligations of the Company under this Agreement will be merely that of an unfunded and unsecured promise of the Company to deliver shares of Common Stock or pay cash or distributions in the future, and the rights of Grantee will be no greater than that of an unsecured general creditor. No assets of the Company will be held or set aside as security for the obligations of the Company under this Agreement.

(j)Entire Agreement; Counterparts. This Agreement, subject to the terms and conditions of the Plan, contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto. The Agreement may be executed in counterparts, each of which shall be deemed and original but all of which together will constitute one and the same instrument. Counterpart signature pages transmitted by facsimile transmission, electronic mail or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document will have the same effect as physical delivery of the paper document bearing an original signature.
(k)Acceptance. The Grantee hereby acknowledged receipt of a copy of the Plan and this Agreement. The Grantee has read and understands the terms and provisions thereof and accepts the PSUs subject to all the terms and conditions of the Plan and this Agreement. The Grantee acknowledges that there may be adverse tax consequences upon the vesting or settlement of the PSUs, the receipt of any dividend or distribution, or the subsequent disposition of the shares of Common Stock and that the Grantee has been advised to consult a tax advisor prior to such vesting, settlement or disposition.
(l)Section 409A.
(i)     If any provision of this Agreement could cause the application of an accelerated or additional tax under Section 409A of the Code upon the vesting or settlement of the Restricted Stock Units (or any portion thereof), such provision shall be restructured, to the minimum extent possible, in a manner determined by the Company (and reasonably acceptable to the Grantee) that does not cause such an accelerated or additional tax. It is intended that all provisions of this Agreement other than those relating to payment of vested PSUs on account of a Grantee’s Retirement, shall not be subject to Section 409A of the Code by reason of the short-term deferral rule under Treas. Reg. Section 1.409A-1(b)(4), and this Agreement shall be interpreted accordingly.
(ii)     With respect to any payment of PSUs under this Agreement that is subject to Section 409A of the Code, and with respect to which a payment or distribution is to be made upon a Termination of Service, if the Grantee is determined by the Company to be a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code and any of the Company’s stock is publicly traded on an established securities market or otherwise, such payment or distribution may not be made before the date which is six months after the date of Termination of Service (to the extent required under Section 409A of the Code). Any payments or distributions delayed in accordance with the prior sentence shall be paid to the Grantee on the first day of the seventh month following the Grantee’s Termination of Service.
(iii)     The Board and the Committee shall exercise authority and discretion under the Plan and this Agreement, to satisfy the requirements of Section 409A of the Code or any exemption thereto. Provided, however, that neither the Board nor the Committee shall be liable to any Grantee for the failure of any provision of this Agreement to comply with Section 409A of the Code, including, but not limited to, liability for any taxes or penalties associated with the failure to comply with Section 409A of the Code.

IN WITNESS WHEREOF, the Company and the Grantee have executed this Performance Share Unit Agreement effective as of the day and year first above written.
TWO HARBORS INVESTMENT CORP.

By:
Name:
Title:

Grantee:

EXHIBIT A
PERFORMANCE GOALS

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